IMMUCOR, INC. AND SUBSIDIARIES

EXHIBIT 11.1
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                           Year Ended May 31,
                                    1996           1995           1994
Income per common and common
equivalent share:
Net income                      $2,772,635      $2,889,787     $725,662

Weighted average number of
common shares and common share
equivalents are as follows:
Weighted average common shares
 outstanding                    7,867,354        7,695,252    7,669,650
Shares issued from assumed
 exercise of options and
 warrants                         786,011          113,413      128,798
Weighted average number of
 shares outstanding, as
 adjusted                       8,653,365        7,808,665    7,798,448

Income per common and common
  equivalent share:

Net income         	            $    .32           $   .37    $    .09

Note:	Shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants in 1996, 1995 and 1994, per APB 15, paragraph 38.


                                            Year Ended May 31,
                                 1996              1995            1994
Fully diluted income per share:
Net income                    $2,772,635       $2,889,787       $725,662

The weighted average number
of common shares are
as follows:
Weighted average common shares
 outstanding                  7,867,354         7,695,252     7,669,650
Shares issued from assumed
 exercise of options and
 warrants                       929,304           160,588      133,418
Weighted average number of
 shares outstanding, as
 adjusted                     8,796,658         7,855,840    7,803,068

Fully diluted income per share:
Net income                    $  .32             $   .37      $  .09

Note:	Shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants in 1996, 1995 and 1994, per APB
15, paragraph 38.